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POST ADVISORY GROUP, LLC                                        EXHIBIT 99.p(xv)

                                 CODE OF ETHICS

     THIS POLICY IS A MATTER OF PUBLIC RECORD. IF IT IS CHANGED, IT MUST BE PROVIDED TO AMERICAN ADVANTAGE FUNDS, AS POST ADVISORY GROUP, LLC SERVES AS
                                  SUB-ADVISOR.

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POST ADVISORY GROUP, LLC

                                 CODE OF ETHICS

1)       Introduction

         This Code of Ethics is based on the principle that the officers and employees of Post Advisory Group, LLC ("Post") owe a fiduciary duty to, among others, Post's clients. In light of this fiduciary duty, you should conduct yourself in all circumstances in accordance with the following general principles:

         A) You must at all times place the interest of Post's clients before your own interests.

         B) You must conduct all of your personal investment transactions consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility.

         C) You should adhere to the fundamental standard that investment advisory personnel should not take inappropriate advantage of their positions to their personal benefit.

         Although it is sometimes difficult to determine what behavior is necessary or appropriate to adhere to these general principles, this Code contains several guidelines for proper conduct. However, the effectiveness of Post's policies regarding ethics depends on the judgment and integrity of its employees rather than on any set of written rules. Accordingly, you must be sensitive to the general principles involved and to the purposes of the Code in addition to the specific guidelines and examples set forth below. If you are uncertain as to whether a real or apparent conflict exists in any particular situation between your interests and those of Post's clients, you should consult the Compliance Officer, or a Post Principal immediately.

2)       Definitions

         "Access Persons" include all Post directors, officers and employees, except directors who (i) do not devote substantially all working time to the activities of Post, and (ii) do not have access to information about the day-to-day investment activities of Post. Every employee should consider himself or herself an Access Person unless otherwise specifically exempted by the Compliance Officer or a Post Principal.

         "Beneficial interest" shall have the meaning set forth in Exhibit B of this Code.

         "Client" shall mean each fund, account or individual advised by Post.

         "Compliance Officer" is he or she listed as "Compliance Officer" on the "Post Advisory Group Compliance Personnel & Principals" list as described in Exhibit C of this Code.

         "Exempt Securities" are securities (or securities obtained in transactions) described in Exhibit D of this Code.

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POST ADVISORY GROUP, LLC

         "Gift" shall include, but is not limited to, substantial favors, money, credit, special discounts on goods or services, free services, or loans of goods or money.

         "Post" shall mean Post Advisory Group, LLC.

         "Post Principal" are those people listed as "Post Principal" on the "Post Advisory Group Compliance Personnel & Principals" list as described in Exhibit C of this Code.

         "Outside Fiduciary Accounts" are certain fiduciary accounts outside of Post for which you have received Post's approval to act as fiduciary and which Post has determined qualify to be treated as Outside Fiduciary Accounts under this Personal Investment Transactions Policy.

         "Reportable Security" shall be any non-exempt security. Exempt securities are described in Exhibit D of this Code.

         "SEC" shall mean the Securities and Exchange Commission.

         "Security" includes any interest or instrument commonly known as a security, including stocks, bonds, options or interests in privately placed offerings and limited partnerships which are primarily invested in the aforementioned securities.

         "Under consideration for purchase or sale:" a security is "under consideration for purchase or sale" when a recommendation to purchase or sell a particular bond, stock or option has been made and communicated, and with respect to a person making a recommendation, when such person seriously considers making such a recommendation.

3)       Personal Investment Transactions Policy

         Laws and ethical standards impose on Post and its employees duties to avoid conflicts of interest between their personal investment transactions and transactions Post makes on behalf of its customers. In view of the sensitivity of this issue, it is important to avoid even the appearance of impropriety. The following personal investment transactions policies are designed to reduce the possibilities for such conflicts and/or inappropriate appearances, while at the same time, preserving reasonable flexibility and privacy in personal securities transactions.

         Except as otherwise noted, Post's restrictions on personal investment transactions apply to all Access Persons and their investments in securities.

         A)       General Principles Regarding Securities Transactions of Access
                  Persons

                  No Access Person or may purchase or sell, directly or indirectly, for his or her own account, or any account in which he or she may have a beneficial interest:

                  1) Any security (or related option or warrant) that to his or her knowledge Post or an affiliated company is buying or selling for its clients, until such buying or selling is

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POST ADVISORY GROUP, LLC

                                    completed or cancelled, unless the purchase or sale is part of a trade made on behalf of clients

                           2) Any security (or related option or warrant) that to his or her knowledge is under active consideration for purchase or sale by Post or an affiliated company for its clients, unless the purchase or sale is part of a trade made on behalf of clients.

                  B)       Pre-clearance Procedures

                           Each Access Person must obtain pre-clearance for any personal investment transaction in a security if such Access Person has, or as a result of the transaction acquires, any direct or indirect beneficial ownership in the security.(1) Pre-clearance is not necessary for exempt securities or Outside Fiduciary Accounts.

                           You must obtain pre-clearance for all non-exempt securities transactions by completing and signing the "Post Advisory Group, LLC Request for Preauthorization - Personal Trades" form (Exhibit E) and which is available from the Compliance Officer. Pre-clearance may be obtained through the Compliance Officer or a Post Principal. No person may pre-clear his or her own trades.

                           You must complete an approved securities transaction the same day you obtain pre-clearance or by the end of the business day following the day that you obtain pre-clearance. If the transaction is not completed within these time requirements, you must obtain a new pre-clearance, including one for any uncompleted portion of the transaction. Post-trade approval is not permitted under this Code of Ethics. If Post determines that you completed a trade before approval or after the clearance expires, you will be considered to be in violation of the Code; this may require reversal of the transaction and any resulting profits may be subject to disgorgement. Any profits subject to disgorgement will be given to a charity selected by Post or under Post's direction.

                           You may not change the trade date, and you may not increase the approximate size of your order without obtaining a new pre-clearance. Moreover, you need not place an order for which you have obtained pre-clearance.

                           An Access Person's submission of the pre-clearance form will be deemed to evidence his or her affirmation determination that the execution of the requested trade will not violate the Code of Ethics. In addition, the Access Person is responsible for making certain that he or she is not otherwise prohibited from executing the trade (such as, for example, because of the existence of a Trading Wall.

--------------
(1) For clarification purposes, pre-clearance shall not be required for securities trades in an account of an Access Person that is managed by another person who is not a director, officer or employee of Post; provided that (a) the Access Person certifies in writing to the Compliance Officer (or, in the case of the Compliance Officer, to an Post Principal) that (i) the certifying Access Person does not and will not influence the investment decisions for the account, and (ii) the person or persons making the investment decisions for the account do not and will not make such decisions based, in whole or in part, on information that the certifying Access Person has provided, and (b) the Compliance Officer (or an Post Principal) determines, in his or her discretion, to grant the requested exception to the pre-clearance requirements; and provided further, that any such exception may be revoked at any time in the discretion of Post upon notice to the certifying Access Person.

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POST ADVISORY GROUP, LLC

         C)       Additional Trading Restrictions

                  In addition to the more general restrictions discussed above, Post has adopted other restrictions on personal investment transactions. Except as otherwise noted, the trading restrictions do not apply to Outside Fiduciary Accounts or securities trades in accounts of an Access Person, which is managed by another person otherwise unaffiliated with Post.

                  No access person may:

                  1) Purchase or sell, directly or indirectly, for his or her own account or for any account in which he or she may have a beneficial interest (including through an Outside Fiduciary Account), any security that is subject to a Post restriction.

                  2) Purchase securities offered in a private placement except with the prior approval of the Compliance Officer. In considering approval, the Compliance Officer will take into consideration whether the investment opportunity you have been offered should be reserved for Post's clients and whether the opportunity is being offered to you by virtue of your position with Post. If you or your department want to purchase on behalf of a Post client the security of an issuer or its affiliate where you have a beneficial interest (including through an Outside Fiduciary Account) in the securities of that issuer through a private placement, you must first disclose your interest to the Compliance Officer. In such event, the Compliance Officer will independently review the proposed investment decision.

                  3) Profit from the purchase or sale, or sale and purchase, of the same securities within 30 calendar days, unless specially exempted from this provision by the Compliance Officer or a Post Principal, or unless the final purchase or sale is part of a trade made on behalf of clients. You should also note that this prohibition could effectively limit the utility of options trading and short sales of securities and could make legitimate hedging activities less available. Any profits realized on such short-term trades may have to be disgorged.

                  4) Purchase or sell any security for his or her own account or any Outside Fiduciary Account for a period of three days before that security is bought or sold on behalf of any Post client, unless the purchase or sale is part of a trade made on behalf of clients. Violation of this prohibition may require reversal of the transaction and any resulting profits may be subject to disgorgement. Any profits subject to disgorgement will be given to a charity selected by Post or under Post's direction.

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POST ADVISORY GROUP, LLC

         D)       Personal Securities Reporting

                  1)       Initial Holdings Reports:

                           No later than 10 days after a person becomes an Access Person, the following information is required to be filed:

                           a) The title, number of shares and principal amount of each reportable Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person.

                           b) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person.

                           c) The date the report is submitted by the Access Person.

                           The above-required information may be provided by submitting the Access Person's most recent brokerage statements or other appropriate documentation as an attachment to the Initial Holdings Report.

                  2)       Quarterly Reports:

                           a) Transactions Reports: All Access Persons are required to file quarterly reports within 10 days of the end of each calendar quarter, listing all personal investment transactions in which an Access Person has a beneficial interest and which were transacted during the quarter except for transactions in certain exempt securities, as detailed in Exhibit D. The reports shall contain the following information:

                                    (i)      The date of the transaction, title,
                                             interest rate and maturity (if
                                             applicable) and the number of
                                             shares/ units/ principal of each
                                             security involved;

                                    (ii)     The nature of the transaction
                                             (i.e., purchase, sale, or any other
                                             type of acquisition or
                                             disposition);

                                    (iii)    The price at which the transaction
                                             was effected; and

                                    (iv)     The name of the broker, dealer, or
                                             bank with or through whom the
                                             transaction was effected.

                                    (v)      The date the report is submitted.

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POST ADVISORY GROUP, LLC

                                    Every Access Person must file a quarterly report when due even if such person made no purchases or sales of securities during the period covered by the report. It is noted that the above-required information may be provided by submitting duplicate confirmations and periodic (monthly or quarterly) brokerage account statements as an attachment to the quarterly report. A copy of the Quarterly Report can be found in Exhibit F of this Code.

                           b) No transactions reports: For periods in which no reportable transactions were effected, the quarterly report shall contain a representation that no transactions subject to the reporting requirements were effected during the quarter time period. A "no transaction" report is not necessary if arrangements have been made to have duplicate confirmations and periodic statements sent.

                                    You are charged with the responsibility for submitting the quarterly reports. Any effort by Post to facilitate the reporting process does not change or alter that responsibility.

                           c) New Accounts - Access Persons shall report along with their listing of investment transactions the following information concerning any new account established during the period in which any securities were held for their direct or indirect benefit:

                                    (i)      The name of the broker, dealer or
                                             bank with which the Access Person
                                             established the account.

                                    (ii)     The date the account was
                                             established.

                                    (iii)    The date the report is submitted.

                  3)       Annual Holdings Reports

                           a) Annually, each Access Person must submit the following information, which shall be current as of a date no more than 30 days before the date the report is submitted:

                                    (i)      The title, number of shares and
                                             principal amount of each reportable
                                             security in which the Access Person
                                             had any direct of indirect
                                             beneficial ownership.

                                    (ii)     The name of any broker, dealer or
                                             bank with whom the Access Person
                                             maintains an account in which any
                                             securities are held for the direct
                                             or indirect benefit of the Access
                                             Person.

                                    (iii)    The date the report is submitted by
                                             the Access Person.

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POST ADVISORY GROUP, LLC

                                    The above-required information may be
                                    provided by submitting brokerage statements or other appropriate documentation as an attachment to the Annual Holdings Report. A copy of the Annual Holdings Report can be found in Exhibit G of this Code.

                  4)       Broker Statements and Trade Confirmations

                           All Access Persons are required to direct brokers of accounts in which they have a beneficial interest to supply to Post, on a timely basis, duplicate copies of trade confirmations and/or copies of periodic broker account statements. This requirement does not apply to Outside Fiduciary Accounts. To maximize the protection of your privacy, you should direct your brokers to send this information to:

                                    Post Advisory Group, LLC
                                    Attention: Compliance
                                    11755 Wilshire Blvd., Suite 1400
                                    Los Angeles, CA 90025

                  5)       Gifts, Payments, and Preferential Treatment

                           a)       Gifts Received by Employees

                                    As a general rule, you should accept no gift that is excessive in value from present or prospective clients, providers of goods or services or others with which Post has dealings. Gifts to an employee's immediate family are included in this policy. The receipt of cash gifts by employees is absolutely prohibited.

                                    If you believe that you cannot reject or return a gift without potentially damaging friendly relations between a third party and Post, you should report the gift and its estimated dollar value in writing to the Compliance Officer or to a Post Principal who may require that the gift be donated to charity.

                           b)       Gifts and Entertainment Given by Employees

                                    It is acceptable for you to give gifts or favors of nominal value to the extent they are appropriate and suitable under the circumstances, meet the standards of ethical business conduct, and involve no element of concealment.

                           c)       Other Codes of Ethics

                                    You should be aware that sometimes a client imposes more stringent codes of ethics than those set forth above. If you are subject to a client's code of ethics, you should abide by it.

                  6)       Outside Activities

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POST ADVISORY GROUP, LLC

                           a)       Outside Employment

                                    Each employee is expected to devote his or her full time and ability to Post's interests during regular working hours and such additional time as may be properly required. Post discourages employees from holding outside employment, including consulting. If you are considering taking outside employment, you must submit a written request to the Compliance Officer or a Post Principal. The request must include the name of the business, type of business, type of work to be performed, and the days and hours that the work will be performed.

                                    An employee may not engage in outside
                                    employment that:

                                    (i)      Interferes, competes, or conflicts
                                             with the interest of Post;

                                    (ii)     Encroaches on normal working time
                                             or otherwise impairs performance;

                                    (iii)    Implies Post's sponsorship or
                                             support of an outside organization;
                                             or

                                    (iv)     Reflects directly or indirectly
                                             adversely on Post.

                                    Post policy prohibits outside employment in any financial services industry.

                                    If you have an approved second job, you are not eligible to receive compensation during an absence from work which is the result of an injury on the second job and outside employment will not be considered an excuse for poor job performance, absenteeism, tardiness or refusal to work overtime. Should any of these situations occur, approval may be withdrawn.

                           b)       Service as Director

                                    No employee may serve as a director or in a similar capacity of any non-affiliated company or institution, whether or not it is part of your role at Post, without prior approval of the Compliance Officer. You do not need approval to serve on the board of a private family corporation for your family or any charitable, professional, civic or nonprofit entities that are not clients of Post and do not have business relations with Post. If you receive approval, it will be subject to the implementation of procedures to safeguard against potential conflicts of interest, such as Trading Wall procedures. Post may withdraw approval at its discretion if Post concludes the withdrawal is in Post's interest. Also, if you serve in a director capacity which does not require approval but circumstances later change which would require such approval (e.g., the company enters into business relations with Post or becomes a client), you must then get approval.

                           c)       Fiduciary Appointments

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POST ADVISORY GROUP, LLC

                                    No employee may accept appointments as
                                    executor, trustee, guardian, conservator, general partner or other fiduciary, or any appointment as a consultant in connection with fiduciary or active money management matters, without the prior approval of the Compliance Officer. This policy does not apply to appointments involving personal estates or service on the board of a charitable, civic, or nonprofit company where the Access Person does not act as an investment adviser for the entity's assets. If Post grants you approval to act as a fiduciary for an account outside Post, it may determine that the account qualifies as an Outside Fiduciary Account. Securities traded by you as a fiduciary will be subject to the Post Personal Investment Transactions Policy.

                           d)       Compensation, Consulting Fees and
                                    Honorariums

                                    If you have received proper approval to
                                    serve in an outside organization or to
                                    engage in other outside employment, you may retain all compensation paid for such service unless otherwise provided by the terms of the approval. You should report the amount of this compensation to the Compliance Officer or a Post Principal. You may not retain compensation received for services on boards of directors or as officers of corporations where you serve in the course of your employment activities with Post. You may also retain honorariums received by you for publications, public speaking appearances, instruction courses at educational institutions, and similar activities.

                           e)       Participation in Public Affairs

                                    Post encourages its employees to support community activities. Normally, voluntary efforts take place outside of regular business hours. If you wish to accept an appointive office, or run for elective office, you must first obtain approval from Post.

                           f)       Serving as Treasurer of Clubs, Churches,
                                    Lodges

                                    An employee may act as treasurer of clubs, churches, lodges, or similar organizations. However, you should keep funds belonging to such organizations in separate accounts and not commingle them in any way with your personal funds or Post's funds.

                  7)       Other Employee Conduct

                           a)       Personal Financial Responsibility

                                    It is important that employees properly
                                    manage their personal finances, particularly in matters of credit. Imprudent personal financial management may affect job performance and lead to more serious consequences for employees in

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POST ADVISORY GROUP, LLC

                                    positions of trust. In particular, you are not permitted to borrow from clients, or from providers of goods and services with whom Post deals, except those who engage in lending in the usual course of their business and then only on terms offered to others in similar circumstances, without special treatment.

                           b) Taking Advantage of a Business Opportunity that Rightfully Belongs to Post

                                    Employees must not take for their own
                                    advantage an opportunity that rightfully belongs to Post. Whenever Post has been actively soliciting a business opportunity, or the opportunity has been offered to it, Post's funds, facilities or personnel have been used in pursuing the opportunity, that opportunity rightfully belongs to Post and not employees who may be in a position to divert the opportunity for their own benefits.

                           c)       Corporate Property or Services

                                    Employees are not permitted to act as
                                    principal for either themselves or their immediate families in the supply of goods, properties, or services to Post, unless approved by the Compliance Officer. Purchase or acceptance of corporate property or use of the services of other employees for personal purposes are also prohibited.

                  8)       Confidentiality

                           All information relating to past, current and prospective clients is highly confidential and is not to be discussed with anyone outside the Post's organization without the written approval of the Compliance Officer or a Post Principal. One of the most sensitive and difficult areas in Post's daily business activities involves information regarding investment plans or programs and possible or actual securities transactions by Post.

                  9)       Sanctions

                           Upon discovering a violation of this Code, Post may impose such sanctions as it deems appropriate, including, but not limited to, a reprimand (orally or in writing), a reversal of any improper transaction and disgorgement of the profits from the transaction, demotion, and suspension or termination of employment.

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                  10)      Annual Compliance Certification (Exhibit A)

                           Post will require all Access Persons and Post directors to certify annually that:

                           a) They have read and understand the terms of this Code of Ethics and recognize the responsibilities and obligations incurred by their being subject to this Code;

                           b) They are in compliance with the requirements of this Code, including but not limited to the personal investment transactions policies contained in this Code.

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POST ADVISORY GROUP, LLC

                                    EXHIBIT A

                            POST ADVISORY GROUP, LLC

                         ANNUAL COMPLIANCE CERTIFICATION

                  I have read and understand the terms of the Code of Ethics and Insider Trading Policy of Post Advisory Group, LLC, as well as the Privacy Policies of the Firm and the Post private funds, and recognize the responsibilities and obligations incurred by my being subject to the Code and Policies. I am in compliance with the requirements of the Code and Policies, including, but not limited to, the personal investment transactions policies contained in the Code. I hereby agree to abide by the Code of Ethics, Insider Trading and Privacy policies of Post and its private funds, as applicable.

         ________________________            _______________________
         (Signature)                         (Date)

         ________________________
         (Printed name)

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                                    EXHIBIT B

                        DEFINITION OF BENEFICIAL INTEREST

"Beneficial Interest" is defined by rules of the SEC. Generally, under the SEC rules, a person is regarded as having a beneficial interest in securities held in the name of:

-        A husband, wife or a minor child;

-        A relative sharing the same house;

- Anyone else if the Access Person obtains benefits substantially equivalent to ownership of the securities; can obtain ownership of the securities immediately or at some future time; or can vote or dispose of the securities.

If you act as a fiduciary with respect to funds and accounts managed outside of Post (for example, if you act as the executor of an estate for which you make investment decisions), you will have a beneficial interest in the assets of that fund or account. Accordingly, any securities transactions you make on behalf of that fund or account will be subject to the general trading restrictions set forth in this Code.

As a matter of prudence, you should consider yourself as having a "Beneficial Interest" in a Security in the following situations:

         In each case

         - The Security is held by you, whether in bearer form, registered in your name, or otherwise.

         - The Security is held by others for your benefit (regardless of whether or how registered) such as a Security held for you by a bank, custodian, broker, relative, executor, administrator, pledgee, agent or any other person.

         - The Security is held by a trust of which you are the trustee, or in which you have an economic interest or where you participate in the investment decisions or otherwise have direct or indirect influence of control.

         - The Security is held by a trust of which you are the settlor if you have the power to revoke the trust without obtaining the consent of all the beneficiaries.

         - The Security is held by any partnership in which you are the general partner, or with respect to which you have direct or indirect influence or control. In most cases, you will not be deemed to have beneficial ownership of Securities held by a limited partnership of which you are only a limited partner. However, the acquisition of a limited partnership interest in a limited partnership is itself subject to the pre-approval requirement.

         - The Security is held in the name of another person if, by reason of any contract, understanding, relationship, agreement, or other arrangement, you obtain therefrom benefits substantially equivalent to those of ownership.

         - The Security is held in the name of another person, even though you do not obtain therefrom benefits substantially equivalent to those of ownership, if you can vest or revest title in yourself at once or at some future time.

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POST ADVISORY GROUP, LLC

                                    EXHIBIT C

              POST ADVISORY GROUP COMPLIANCE PERSONNEL & PRINCIPALS

As of:  August 26, 2002

     FUNCTION                                      NAME                   PHONE NUMBER
Compliance Officer                           Larissa Chapin               310-996-9726
Compliance Officer                           Evelyne Yvard                310-996-9655
Post Principal                               Larry Post                   310-996-9606
Post Principal                               Carl Goldsmith               310-996-9616
Post Principal                               Scott Klein                  310-996-9626
Post Principal                               Allan Schweitzer             310-996-9636

                                                                        15 of 20

POST ADVISORY GROUP, LLC

                                    EXHIBIT D

                         DEFINITION OF EXEMPT SECURITIES

The following securities or transactions are exempt from some aspects of the personal investment transaction policy:

a)       U.S. Government Securities.

b)       Bank Certificates of Deposit.

c)       Bankers' Acceptances.

d)       Commercial Paper.

e)       Shares in open-end investment companies (mutual funds).

f) Securities purchased on behalf of an Access Person for an account over which the Access Person has no direct or indirect influence or control.

g)       Securities which are not eligible for purchase or sale by the Funds.

h) Securities purchased through an automatic dividend reinvestment plan or an employee stock purchase plan.

i) Security purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

j) Securities acquired in connection with covering a position in, or the exercise of an option. However, the purchase or sale of an option itself is not an exempt transaction.

k) Exchange and non-exchange traded index-based instruments, including Standard and Poors' Depository Trust Receipts - commonly referred to as SPDRS.

It is not necessary to pre-clear personal transactions for any exempt securities or transactions. However, it still is necessary to report such securities, except for securities under clauses (a), (b), (c), (d), (e) or (f) above, in the quarterly transaction reports, nor securities acquired through an automatic dividend reinvestment plan if duplicate confirmations and periodic (monthly/quarterly) brokerage statements are filed.

Further, any securities otherwise to be included on the quarterly transaction report do not need to be shown in the quarterly transaction reports if duplicate confirmations and periodic (monthly/quarterly) brokerage statements are filed.

Personal investment transactions in exempt securities are still subject to Post's policy on inside information, where applicable.

                                                                        16 of 20

POST ADVISORY GROUP, LLC

                                    EXHIBIT E

                            POST ADVISORY GROUP, LLC
                 REQUEST FOR PREAUTHORIZATION - PERSONAL TRADES

This Authorization is valid through the next business day immediately following the Approval Date. Any transaction, or portion thereof, not so completed will require a new Approval.

Name:
        ________________________________________________________________________

Date:
        ________________________________________________________________________

Buy:
        _________________________

Sell:
        _________________________

Name of Security and Security Symbol:
                                        ________________________________________

Approximate Number of Shares/Units:
                                        ________________________________________

If securities are a private placement, please check here: [ ]

If an option or warrant, describe the underlying security:
________________________________________________________________________________

Brokerage Firm & Account Number:
                                        ________________________________________

I request pre-clearance authorization to effect a transaction in the security indicated above for my personal account or for another account in which I have beneficial interest. I am familiar with and certify that this request is made in compliance with the Post Advisory Group, LLC Code of Ethics.

___________________________________________________________
Signature of the Person Requesting Preauthorization

________________________________________________________________________________

Transaction authorized by:                        Date:
                             ____________________         ______________________

                                                                        17 of 20

POST ADVISORY GROUP, LLC

                                    EXHIBIT F

              QUARTERLY REPORT OF PERSONAL SECURITIES TRANSACTIONS

Name:
           _____________________________________________________________________

Qtr. end:
           _____________________________________________________________________

                                           SHARES / UNITS /       (B)UY / (S)ELL OR
TRADE DATE           SECURITY DESC.        PRINCIPAL  AMT.            (O)THER *         PRICE EXECUTED      EXECUTING BROKER
________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________

IF YOU HAVE NOT DONE ANY REPORTABLE TRANSACTION, PLEASE WRITE "NO TRADES" ABOVE.

If "other" is stated above, please describe:
                                               _________________________________

If new accounts (i.e., brokerage) were established during the Quarter in which securities were held for your direct or indirect benefit securities are a private placement, please check here: [ ]

If checked above, please state:    Brokerage Firm or Bank name:
                                                                 _______________

                                   Account number:
                                                                 _______________

                                   Date account established:
                                                                 _______________

Signature:                            Date completed:
            __________________________                 _________________________

________________________________________________________________________________

Accepted by:                                Date:
               _____________________________       _____________________________

                                                                        18 of 20

POST ADVISORY GROUP, LLC

                                    EXHIBIT G

                             ANNUAL HOLDINGS REPORT

Name:
                  ______________________________________________________________

Holdings as of:
                  ______________________________________________________________

The following information must be as of no more than 30 preceding the day you submitted your report.

           SECURITY TITLE (1)                 NO. OF SHARES & PRINCIPAL AMOUNT (1)
_______________________________________       __________________________________

_______________________________________       __________________________________

_______________________________________       __________________________________

_______________________________________       __________________________________

_______________________________________       __________________________________

_______________________________________       __________________________________

_______________________________________       __________________________________

_______________________________________       __________________________________

_______________________________________       __________________________________

_______________________________________       __________________________________

_______________________________________       __________________________________

_______________________________________       __________________________________

   BROKERAGE OR BANK ACCOUNT(S) (2)                     ACCOUNT NUMBER
______________________________________        __________________________________

______________________________________        __________________________________

______________________________________        __________________________________

______________________________________        __________________________________

______________________________________        __________________________________

______________________________________        __________________________________

Signature:                               Date submitted:
             ____________________________                  _____________________

If you do not have any reportable Securities or Accounts, write "none" above

(1) The title, number of shares and principal amount of the reportable Security in which the Access Person had any direct or indirect beneficial ownership.

(2) The name of the broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person.

________________________________________________________________________________

Accepted by:                          Date:
              ________________________        __________________________________

                                                                        19 of 20

POST ADVISORY GROUP, LLC

                                    EXHIBIT H

                            POST ADVISORY GROUP, LLC
                     REQUEST FOR PREAUTHORIZATION EXCEPTION

Name:
          ______________________________________________________________________

Date:
          ______________________________________________________________________

Brokerage Firm or Bank name:
                                 _______________________________________________

Account number:
                                 _______________________________________________

Date account established:

Person who manages the account & relationship to Access Person:

                                                                  ______________

I certify that I, a Post Access Person, do not and will not influence the investment decisions for the above-named account. I also certify that the person or persons making the investment decisions for the account do not and will not make such decisions based, in whole or in part, on information that I have provided. I understand that this exception is granted at the discretion of the Post Compliance Officer or a Post Principal and may be revoked at any time in his or her discretion upon notice to me.

__________________________________________________________________

Signature of the Person Requesting Preauthorization Exception
________________________________________________________________________________

Authorized by:                                   Date:
                 ________________________________         ______________________

                                                                        20 of 20